UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders
On June 12, 2014, Biogen Idec Inc. (the “Company”) held its Annual Meeting of Stockholders. The final voting results for this meeting are as follows:

1.
Stockholders elected eleven nominees to the Board of Directors to serve for a one-year term extending until the 2015 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alexander J. Denner	196,667,306	310,472	271,681	14,078,445
Caroline D. Dorsa	196,801,262	176,540	271,657	14,078,445
Nancy L. Leaming	196,766,149	204,430	278,880	14,078,445
Richard C. Mulligan	196,755,686	220,614	273,159	14,078,445
Robert W. Pangia	195,548,566	1,428,645	272,248	14,078,445
Stelios Papadopoulos	193,367,812	2,895,180	986,467	14,078,445
Brian S. Posner	195,766,919	1,211,574	270,966	14,078,445
Eric K. Rowinsky	195,531,645	1,443,123	274,691	14,078,445
George A. Scangos	196,753,459	219,616	276,384	14,078,445
Lynn Schenk	195,574,811	1,411,765	262,883	14,078,445
Stephen A. Sherwin	179,748,152	17,223,686	277,621	14,078,445

2.
Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, with the votes cast as follows: 209,682,090 votes for; 1,321,500 votes against; 324,314 abstentions; 0 broker non-votes.

3.	Stockholders approved the advisory vote on executive compensation, with the votes cast as follows: 191,451,491 votes for; 5,185,972 votes against; 611,996 abstentions; 14,078,445 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN IDEC INC.

By: /s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: June 13, 2014